SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                 -------------


                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                           LASALLE HOTEL PROPERTIES
                           ------------------------
            (Exact Name Of Registrant as Specified in Its Charter)


                Maryland                                36-4219376
                --------                                ----------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)






  4800 Montgomery Lane, Suite M25, Bethesda, Maryland           20814
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         (Address of Principal Executive Offices)            (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /X/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /


Securities Act registration statement file number to which this
form relates:                           333-77371
                                  ------------------------
                                     (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                  Name of Each Exchange on Which
        to be so Registered                  Each Class is to be Registered
        -------------------                  -------------------------------

10 1/4% Series A Cumulative Redeemable        New York Stock Exchange
Preferred Shares of Beneficial Interest,
Liquidation Preference $25.00 Per Share,
Par Value $.01 Per Share

Securities to be registered pursuant to Section 12(g) of the Act:   None

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.       Description of Registrant's Securities to be Registered.

              The information set forth under the caption "Description of the Series A Preferred Shares" in the Registrant's Prospectus Supplement dated February 28, 2002 and under the caption "Description of Preferred Shares" in the Registrant's Prospectus dated May 13, 1999, filed simultaneously with the Commission on March 1, 2002 under Rule 424(b)(5) as a form of prospectus used after the effectiveness of the Registrant's registration statement on Form S-3 (Registration No. 333-77371) covering the offer and sale of shares of the class of the securities to be registered hereby, is incorporated herein by reference.



Item 2.       Exhibits.

Exhibit Number      Description

     3.1 Form of Articles of Amendment and Restatement of Declaration of Trust (previously filed on April 2, 1998 as an exhibit to the Registrant's Registration Statement on Form S-11 (File No. 333-45647) and incorporated herein by reference)

     3.2 Articles Supplementary relating to the 10 1/4% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, Liquidation Preference $25.00 Per Share, Par Value $.01 Per Share

     3.3 Form of Bylaws (previously filed on April 2, 1998 as an exhibit to the Registrant's Registration Statement on Form S-11 (File No. 333-45647) and incorporated herein by reference)

     4.1 Form of common share certificate (previously filed on April 2, 1998 as an exhibit to the Registrant's Registration Statement on Form S-11 (File No. 333-45647) and incorporated herein by reference)

     4.2 Form of certificate evidencing 10 1/4% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, Liquidation Preference $25.00 Per Share, Par Value $.01 Per Share



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

                                  SIGNATURES

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: March 5, 2002                    LASALLE HOTEL PROPERTIES


                                           By:      /s/ Hans S. Weger
                                                  -----------------------------
                                           Name:  Hans S. Weger
                                           Title: Executive Vice President,
                                                  Treasurer and Chief Financial
                                                  Officer


                                 EXHIBIT INDEX


Exhibit Number      Description

     3.2 Articles Supplementary relating to the 10 1/4% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, Liquidation Preference $25.00 Per Share, Par Value $.01 Per Share

     4.2 Form of certificate evidencing 10 1/4% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, Liquidation Preference $25.00 Per Share, Par Value $.01 Per Share




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